EXHIBIT 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303) 306-1967
Fax (303) 306-1944

February 17, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549-7561

Re:	Greenhouse Solutions Inc. SEC File No. 000-54759

On November 30, 2013 my appointment as auditor for Greenhouse Solutions Inc. ceased. I have read Greenhouse Solutions Inc.’s statements included under Item 4.01 of its Form 8-K dated February 17, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant